Ex. T3A.24

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

* * * * *
SCHAMBER REALTY CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of SCHAMBER REALTY CO. be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“First.  The name of the corporation is SAXET CORPORATION.”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said SCHAMBER REALTY CO. has caused this certificate to be signed by Ike Sewell its President,

attested by Francis. L. Woolf, its Secretary this 19th day of May, 1975.

SCHAMBER REALTY CO.
By /s/  Ike Sewell
     Ike Sewell, President

ATTEST:
By /s/  Francis L. Woolf
Francis L. Woolf, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

SAXET CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST:  That the Board of Directors of SAXET CORPORATION, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended said Article shall be and read as follows:

“FIRST.  The name of the corporation is

SCHAMBER REALTY CO.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon written waiver of notice signed by all stockholders at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

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THIRD:  That said amendment was duly adopted is accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said corporation will not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said SAXET CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Ike Sewell, its President and attested by Frances L. Woolf, its Secretary, this 2nd day of January, 1975.
SAXET CORPORATION

By:  /s/  Ike Sewell
President

Attest:

/s/  Frances L. Woolf
Secretary

STATE OF ILLINOIS         )
 )  ss.
COUNTY OF DUPAGE     )

BE IT REMEMBERED that on this 2nd day of January, 1975, personally came before me, a Notary Public in and for the County and State aforesaid, Ike Sewell, President of SAXET CORPORATION, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/  J. M. Hartney
Notary Public

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CERTIFICATE OF INCORPORATION

OF

SAXET CORPORATION

*  *  *  *  *

FIRST.  The name of the corporation is
  SAXET CORPORATION
SECOND.  The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, chosen in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other cause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

FOURTH.  The total number of shares of stock which the corporation shall have authority to issue is fifteen hundred (1,500) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000.00).

FIFTH.  The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
B. J. Consono	100 West Tenth Street Wilmington, Delaware
F. J. Obara, Jr.	100 West Tenth Street Wilmington, Delaware
A. D. Grier	100 West Tenth Street Wilmington, Delaware

SIXTH.  The corporation is to have perpetual existence.
SEVENTH.  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
To make, alter or repeal the by-laws of the corporation.
To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.
To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of director to act at the meeting in the place of any such absent or disqualified member.
When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, an its board of directors shall deem expedient and for the best interests of the corporation.
EIGHTH.  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH.  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from tine to time by the board of directors or in the by-laws of the corporation.  Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
TENTH.  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 5th day of September, 1968.

/s/ B. J. Consono	(SEAL)

/s/ F. J. Obara, Jr.	(SEAL)

/s/ A. D. Grier	(SEAL)

STATE OF DELAWARE              )
)  ss.
COUNTY OF NEW CASTLE      )

BE IT REMEMBERED that on this 5th day of September A.D. 1968, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and A. D. Grier all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated. therein are true.
GIVEN under my hand and seal of office the day and year aforesaid.

/s/  A. Dana Atwell
Notary Public